EXHIBIT 99.1

The registrant is filing this Exhibit 99.1 for the purpose of incorporating the information set forth herein by reference into the registration statement on Form S-3 (File No. 333-159750) filed by the registrant with the Securities and Exchange Commission (the “Commission”) and declared effective on October 28, 2009 (the “Registration Statement”).

The expenses to be incurred by the registrant relating to the registration and offering (the “Offering”) of 700,400 shares of common stock pursuant to the Registration Statement and a related prospectus supplement filed by the registrant with the Commission on or around December 21, 2009 are estimated to be as follows:

	Estimated Fees
SEC registration fee	$1,660	*
Accounting fees and expenses	3,000
Legal fees and expenses	50,000
Transfer agent and registrar fees and expenses	2,000
Printing fees and expenses	10,000
Miscellaneous fees and expenses	5,000

Total	$71,660

*	The registrant has previously paid an aggregate registration fee of $8,370 in connection with the filing of the Registration Statement. The amount listed in the table above is the portion of this previously paid registration fee that is allocable to the Offering.